July 27, 2004

To:

China Energy Ventures Corp.

Dear Sirs:

RE:

PetroGlobe (Canada) Ltd.

CONSENT LETTER

RESERVE AND ECONOMIC EVALUATIONOF CERTAIN OIL & GAS

PROPERTIES OF CHINA ENERGY VENTURES CORP.

DATED DECEMBER 1, 2003

PetroGlobe (Canada) Ltd. hereby consents to the use of our report dated December 1, 2003 in respect of the above referenced evaluation of properties in China Energy Ventures Corp.’s Registration Statement on Form SB-2.

Yours truly,

__s/ Dzintra Ziemelis________

Dzintra Ziemelis,  P. Eng.

Manager Engineering,

PetroGlobe (Canada) Ltd.

Executed in the City of Calgary, Alberta, Canada

Dated:

July 27, 2004